UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2010
APACHE DEEPWATER LLC
(Exact name of registrant as specified in its charter)

Delaware	1-32747	86-0460233
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2000 Post Oak Boulevard
Suite 100
Houston, Texas	77056-4400
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 296-6000

(Former name or former address, if changed since last report)
Mariner Energy, Inc.
One BriarLake Plaza, Suite 2000
200 West Sam Houston Parkway South
Houston, Texas 77042
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
          On November 10, 2010, pursuant to the Agreement and Plan of Merger dated April 14, 2010, as amended by Amendment No. 1 dated August 2, 2010, by and among Apache Corporation, a Delaware corporation (“Apache”), Apache Deepwater LLC (formerly known as ZMZ Acquisitions LLC), a Delaware limited liability company and a wholly owned subsidiary of Apache (“Merger Sub”) and Mariner Energy, Inc., a Delaware corporation (“Mariner”), Mariner merged with and into Merger Sub (the “Merger”), and the separate existence of Mariner ceased. As the surviving entity of the Merger, Merger Sub is the successor registrant to Mariner.
Item 1.02 Termination of a Material Definitive Agreement.
          On November 10, 2010 and contemporaneously with the consummation of the Merger, Mariner repaid in full all outstanding advances under, and terminated, its Amended and Restated Credit Agreement, dated as of March 2, 2006, among Mariner and Mariner Energy Resources, Inc., as Borrowers, the lenders party thereto, as Lenders, and Union Bank of California, N.A., as Administrative Agent and as Issuing Lender.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APACHE DEEPWATER LLC
By:	/s/ John A. Crum
	Name:	John A. Crum
	Title:	Chief Operating Officer and President

Date: November 16, 2010